Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
ACT Grundstücksverwaltungs GmbH & Co. KG	Germany	GS Managing Member (Mi) QRS 16-88, Inc.	Delaware
ACT Grundstücksverwaltungs	Germany	Hinck (DE) QRS 16-36, Inc.	Delaware
Management GmbH & Co. KG		Hinck 16 LP (DE) QRS 16-47, Inc.	Delaware
Adcir (CO) QRS 16-60, Inc.	Delaware	Hinck Landlord (DE) Limited	Delaware
ALUSA (TX) Limited Partnership	Delaware	Partnership
ALUSA-GP (TX) QRS 16-72, Inc.	Delaware	HM Benefits (MI) QRS 16-18, Inc.	Delaware
ALUSA-LP (TX) QRS 16-73, Inc.	Delaware	Hotel (Mn) QRS 16-84, Inc.	Delaware
BBA I Invest SARL	France	Hotel Operator (MN) TRS 16-87, Inc.	Delaware
BBA II Invest SARL	France	Hunt-Two (TX) QRS 16-83, Inc.	Delaware
BDF (CT) QRS 16-82, Inc.	Delaware	Huntwood (TX) Limited Partnership	Delaware
Blocks (Ger) QRS 16-89, Inc.	Delaware	Huntwood (TX) QRS 16-8, Inc.	Delaware
Bobs (CT) QRS 16-25, Inc.	Delaware	Huntwood-Two (TX) Limited	Delaware
Borneo Agencies Ltd.	Thailand	Partnership
Brelade Holdings Ltd	Cyprus	Image (NY) QRS 16-67, Inc.	Delaware
Chs Wks (DE) QRS 16-81, Inc.	Delaware	Kiinteisto Oy Tietoie 6	Finland
Clean (KY) LLC	Delaware	Kiinteisto Oy Tietokilo 1-2	Finland
Clean (KY) QRS 16-22, Inc.	Delaware	KPH (UK) QRS 16-42, Inc.	Delaware
Coco (WY) QRS 16-51, Inc.	Delaware	KSM Cresskill (NJ) QRS 16-80, Inc.	Delaware
Coco-Dorm (PA) QRS 16-52, Inc.	Delaware	KSM Livingston (NJ) QRS 16-76, INC.	Delaware
Coco-Dorm (PA) Trust	Maryland	KSM Maplewood (NJ) QRS 16-77, INC.	Delaware
Coco-Dorm (PA), LP	Delaware	KSM Montclair (NJ) QRS 16-78, INC.	Delaware
Consys (SC) QRS 16-66, Inc.	Delaware	KSM Morristown (NJ) QRS 16-79, INC.	Delaware
Container Finance (Finland) QRS 16-62,		KSM Summit (NJ) QRS 16-75, Inc.	Delaware
Inc.	Delaware	Labels Ben (CAN) LP	Delaware
CP GAL (IN) QRS 16-61, Inc.	Delaware	Labels LP Ben (DE) QRS 16-33, Inc.	Delaware
CP GAL Plainfield, LLC	Delaware	Labels-Ben (DE) QRS 16-28, Inc.	Delaware
CRI (AZ-CO) QRS 16-4, Inc.	Delaware	Lead (UK) QRS 16-55, Inc.	Delaware
DES-Tech (TN) Limited Partnership	Delaware	Library (UT) QRS 16-5, Inc.	Delaware
DES-Tech GP (TN) QRS 16-49, Inc.	Delaware	Lport (Wa-Tx) QRS 16-92, Inc.	Delaware
DES-Tech LP (TN) QRS 16-50, Inc.	Delaware	Mag-Info (SC) QRS 16-74, Inc.	Delaware
Dfence (Belgium) 16 Sprl	Belgium	MAGS (UK) QRS 16-2, INC.	Delaware
Dfend 16 LLC	Delaware	Mala-IDS (DE) QRS 16-71, Inc.	Delaware
DIY Poland Sp. zoo	Poland	Marc (PL) QRS 16-38, Inc.	Delaware
ELL (GER) QRS 16-37, Inc.	Delaware	Met Wst (UT) QRS 16-97, Inc.	Delaware
EURL Trucks (France)	France	Metals (NC) Limited Partnership	Delaware
Finistar (CA-TX) Limited Partnership	Delaware	Metals GP (NC) QRS 16-24, Inc.	Delaware
Finistar GP (CA-TX) QRS 16-21, Inc.	Delaware	MK (Mexico) QRS 16-48, Inc.	Delaware
Finistar LP (DE) QRS 16-29, Inc.	Delaware	MK (NY) Trust	New York
Finit (FI) LLC	Delaware	MK GP BEN (DE) QRS 16-45, Inc.	Delaware
Foss (NH) QRS 16-3, Inc.	Delaware	MK Landlord (DE) Limited Partnership	Delaware
Gate (Mo) QRS 16-95, Inc.	Delaware	MK LP Ben (DE) QRS 16-46, Inc.	Delaware
GB-ACT (GER) Limited Partnership	Delaware	MK-BEN (DE) Limited Partnership	Delaware
Greens (Finland) QRS 16-14, Inc.	Delaware	MK-GP (DE) QRS 16-43, Inc.	Delaware
Greens Shareholder (Finland) QRS 16-		MK-LP (DE) QRS 16-44, Inc.	Delaware
16, Inc.	Delaware	MK-NOM (ONT) Inc.	Ontario, Canada
GS Landlord (MI) LLC	Delaware	MPH (UK) QRS 16-41, Inc.	Delaware
CPA®:16 – Global 2006 10-K — 71

SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
PEN (UK) QRS 16-54, Inc.	Delaware	Tr-Vss (Mi) QRS 16-90. Inc.	Delaware
Pf (Ger) QRS 16-96, Inc.	Delaware	Uh Storage (De) Limited Partnership	Delaware
PG (Multi) Trust	Maryland	URubber (TX) Limited Partnership	Delaware
PG (Multi-16) L.P.	Delaware	Valves Germany (DE) QRS 16-64, Inc.	Delaware
PG (Multi-16) QRS 16-7, Inc.	Delaware	Valves Member Germany (DE) QRS 16-
PG Calgary (DE) Trust	New York	65, Inc.	Delaware
PG-BEN (CAN) QRS 16-9, Inc.	Delaware	Wegell GMBH	Germany
PG-NOM Alberta, Inc.	Alberta, Canada	Wegell GmbH & Co. KG	Germany
PG-Trustee (CAN) QRS 16-10, Inc.	Delaware	XPD (NJ) LLC	Delaware
Pipes (UK) QRS 16-59, Inc.	Delaware	XPD Member (NJ) QRS 16-12, Inc.	Delaware
Plants (Sweden) QRS 16-13, Inc.	Delaware
Plants Shareholder (Sweden) QRS 16-15, Inc.	Delaware
Plastic II (IL) LLC	Delaware
Plastic II (IL) QRS 16-27, Inc.	Delaware
Pohj Landlord (Finland) LLC	Delaware
Pohj Managing Member (Finland) QRS 16-20, Inc.	Delaware
POL-Beaver LLC	Delaware
Poly (Multi) Limited Partnership	Delaware
Poly GP (Multi) QRS 16-35, Inc.	Delaware
Poly LP (MD) Trust	Maryland
Ports (Finland) LLC	Delaware
Ports (Finland) QRS 16-63, Inc.	Delaware
Primo (Ms) QRS 16-94, Inc.	Delaware
Prints (UK) QRS 16-1, Inc.	Delaware
Provo (UT) QRS 16-85, Inc.	Delaware
QRS 16-Global Paying Agent, Inc.	New York
Reyhold (DE) QRS 16-32, Inc.	Delaware
Rubbertex (TX) QRS 16-68, Inc.	Delaware
SCI BBA Invest	France
SCI Paper	France
SCI Thal Dfence Aubagne	France
SCI Thal Dfence Conflans	France
SCI Thal Dfence Guyancourt	France
SCI Thal Dfence Laval	France
SCI Thal Dfence Ymare	France
Sealtex (DE) QRS 16-69, Inc.	Delaware
Steels (UK) QRS 16-58, Inc.	Delaware
Stor-Move UH 16 Business Trust	Massachusetts
Telc (NJ) QRS 16-30, Inc.	Delaware
Tfarma (Co) QRS 16-93, Inc.	Delaware
Thids (DE) QRS 16-17, Inc.	Delaware
Thids 16 Company Limited	Thailand
Tissue SARL	France
Tito (FI) QRS 16-6, Inc.	Delaware
CPA®:16 – Global 2006 10-K — 72